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                                                                   EXHIBIT 4.7.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 31, 1999 BETWEEN QUORUM HEALTH GROUP, INC. AND THE STOCKHOLDER NAMED ON THE FACE HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.


                            QUORUM HEALTH GROUP, INC.

                      6% Convertible Subordinated Debenture
                               due August 31, 2009

Registered R-___                                              New York, New York
$_______________                                                 August 31, 1999

                  QUORUM HEALTH GROUP, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay __________________________________________________, or registered assigns, the principal sum of _________________________________________________ DOLLARS
($___________), in a single installment on August 31, 2009, or the next preceding Business Day (as defined below) and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 6% per annum, payable on the last Business Day of March, June, September and December of each year (each such day being an "Interest Payment Date") commencing on September 30, 1999, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

                  The payment of principal and interest on this Convertible Debenture shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                  For purposes of this Convertible Debenture, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

                  1. CONVERTIBLE DEBENTURES. This Convertible Debenture is issued pursuant to the Securities Purchase Agreement, dated as of August 18, 1999 (the "Purchase Agreement"),
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among the Corporation and the purchasers named therein, providing for, among other things, the issuance of 6% Convertible Subordinated Debentures due August 31, 2009 in the aggregate principal amount of $150,000,000 (such 6% Convertible Subordinated Debentures are referred to herein collectively as the "Convertible Debentures").

                  2. TRANSFER OR EXCHANGE OF CONVERTIBLE DEBENTURES. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of Section 8 a register in which the Corporation shall provide for the registration of Convertible Debentures and for the registration of transfer and exchange of Convertible Debentures. The holder of this Convertible Debenture may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in subsection (a) of
Section 8, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Convertible Debenture or Convertible Debentures in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Convertible Debenture or Convertible Debentures so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Convertible Debenture or Convertible Debentures so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Convertible Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Convertible Debenture or his attorney, duly authorized in writing. Every Convertible Debenture so made and delivered in exchange for this Convertible Debenture shall in all other respects be in the same form and have the same terms as this Convertible Debenture. No transfer or exchange of any Convertible Debenture shall be valid unless made in the foregoing manner at such office or agency.

                  3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CONVERTIBLE DEBENTURE. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Convertible Debenture, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Convertible Debenture, the Corporation will make and deliver, in lieu of this Convertible Debenture, a new Convertible Debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Convertible Debenture.

                  4. PERSONS DEEMED OWNERS; HOLDERS. The Corporation may deem and treat the person in whose name any Convertible Debenture is registered as the owner and holder of such Convertible Debenture for the purpose of receiving payment of principal of and premium, if any, and interest on such Convertible Debenture and for all other purposes whatsoever, whether or not such Convertible Debenture shall be overdue. With respect to any Convertible Debenture at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Convertible Debenture is registered as aforesaid at such time.


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                  5.  PREPAYMENTS.

                  (a) Mandatory Prepayment. Subject to the subordination provisions of Section 14 hereof, in the event that the Corporation (i) shall merge or consolidate with another corporation or entity (other than the consolidation or merger of a wholly-owned subsidiary with or into the Corporation or with or into any other wholly-owned subsidiary, and other than a merger or consolidation involving the Corporation in which the holders of more than 50% of the outstanding capital stock, on a fully-diluted basis, immediately prior to such merger hold more than 50% of the outstanding capital stock of the surviving corporation in any merger or consolidation, on a fully-diluted basis, immediately after such merger or consolidation) or (ii) shall sell (including by way of merger) more than 50% of the assets of the Corporation and its subsidiaries, taken as a whole, in a single or series of related transactions, the Corporation shall, at the option of the holder of each Convertible Debenture then outstanding, prepay such Convertible Debenture at the principal amount thereof, together with interest thereon to the date fixed for prepayment.

                  (b) Optional Prepayment. Upon notice given as provided in
Section 6, the Corporation may, at its option, at any time after August 31, 2001, prepay all, but not less than all, of the Convertible Debentures at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment.

                  (c) Non-impairment of Conversion Rights. Notwithstanding the foregoing provisions of paragraphs (a) and (b), nothing in this Section 5 shall impair the right of the holder hereof to convert all or any portion of this Convertible Debenture into Common Stock in accordance with the provisions of
Section 15 hereof until such time as the amount to be prepaid by the Corporation has been received by such holder.

                  6. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Corporation shall give written notice of prepayment of this Convertible Debenture or any portion hereof pursuant to Section 5 not less than 15 or not more the 30 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Convertible Debenture shall be given by registered or certified mail to the person in whose name this Convertible Debenture is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Convertible Debenture or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment.

                  7. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Convertible Debenture or a portion hereof is called for prepayment as herein provided, this Convertible Debenture or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Corporation shall fail to pay this Convertible


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Debenture or such portion, as the case may be, on such date, in which event this
Convertible Debenture or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 12% per annum.

                  8. AFFIRMATIVE COVENANTS. The Corporation covenants and agrees that, so long as any Convertible Debenture shall be outstanding:

                  (a) Maintenance of Office. The Corporation will maintain an office or agency in the City of Brentwood, in the State of Tennessee (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Convertible Debentures may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Convertible Debentures may be served and where, at the option of the holders thereof, the Convertible Debentures may be presented for payment. Until the Corporation otherwise notifies the holders of the Convertible Debentures, said office shall be the principal office of the Corporation in Brentwood, Tennessee.

                  (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies, which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim (I) so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof or (II) where the failure to pay or discharge would not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation, or (ii) the abandonment or termination of any rights or franchises of the Corporation, if such abandonment or termination is, in the good faith business judgment of


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the Corporation, in the best interests of the Corporation or would not have a
Material Adverse Effect.

                  (d) Maintenance of Property. The Corporation will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation used in the conduct of the business of the Corporation, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets, if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation or would not have a Material Adverse Effect.

                  (e) Insurance. The Corporation will (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

                  (f) Keeping of Books. The Corporation will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                  (g) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 10 shall occur, or if the holder of any Convertible Debenture shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Convertible Debenture, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Corporation, will be cured within ten Business Days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

                  9. MODIFICATION BY HOLDERS; WAIVER. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Convertible Debentures then outstanding, modify the terms and provisions of the Convertible Debentures or the rights of the holders of the Convertible Debentures or the obligations of the Corporation


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thereunder, and the observance by the Corporation of any term or provision of the Convertible Debentures may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Convertible Debentures then outstanding; provided, however, that no such modification or waiver shall:

                  (a) change the maturity of any Convertible Debenture or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Convertible Debenture so affected; or

                  (b) give any Convertible Debenture any preference over any other Convertible Debenture; or

                  (c) reduce the applicable aforesaid percentages of Convertible Debentures, the consent of the holders of which is required for any such modification.

                  Any such modification or waiver shall apply equally to all the holders of the Convertible Debentures and shall be binding upon them, upon each future holder of any Convertible Debenture and upon the Corporation, whether or not such Convertible Debenture shall have been marked to indicate such modification or waiver, but any Convertible Debenture issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Convertible Debentures at the time outstanding.

                  10. EVENTS OF DEFAULT. If any one or more of the following events, herein called "Events of Default," shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

                  (a) default shall be made in the payment of the principal of any Convertible Debenture or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (b) default shall be made in the payment of any installment of interest on any Convertible Debenture according to its terms when and as the same shall become due and payable and such default shall continue for a period of 15 days; or

                  (c) (i) commencement of a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) filing a petition seeking to take advantage of any other


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         laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts,
         (iii) consenting to or failing to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) applying for or consenting to, or failing to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admitting in writing its inability to pay its debts as they become due, (vi) making a general assignment for the benefit of creditors, or (vii) taking any corporate action for the purpose of authorizing any of the foregoing; or

                  (d) the entry of a decree or order by any court of competent jurisdiction in respect of the Corporation or any material subsidiary granting (i) relief in any involuntary case under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) appointment of a trustee, receiver, custodian, liquidator or the like for the Corporation or any material subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days; or

                  (e) default as defined in any instrument evidencing Senior Obligations as defined in Section 14 hereof shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled or any such indebtedness shall not have been paid at maturity;

then, the holder or holders of at least a majority in aggregate principal amount of the Convertible Debentures at the time outstanding may, at its or their option, by written notice to the Corporation, declare all the Convertible Debentures to be, and all the Convertible Debentures shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that, upon the occurrence and during the continuance of any of the events specified in subsections (a) or (b) of this Section 10, the holder of any Convertible Debenture at the time outstanding may, at its option by notice in writing to the Corporation, declare any Convertible Debenture or Convertible Debentures then held by it to be, and such Convertible Debenture or Convertible Debentures shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law. Notwithstanding the foregoing, nothing in this Section 10 shall impair the right of the holder of this Convertible Debenture to convert all or any portion of this Convertible Debenture into Common Stock in accordance with the provisions of Section 15 hereof.


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                  At any time after any declaration of acceleration has been made as provided in this Section 10, the holders of at least 66-2/3% in principal amount of the Convertible Debentures then outstanding may, by notice to the Corporation, rescind such declaration and its consequences if (i) the Corporation has paid all overdue installments of interest on the Convertible Debentures and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                  Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Convertible Debenture or the Convertible Debentures and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of Delaware, by registered mail addressed to it at its office or agency set forth in Section 19 for purposes of notices hereunder.

                  11. SUITS FOR ENFORCEMENT. In case any one or more of the Events of Default specified in Section 10 of this Convertible Debenture shall happen and be continuing, the holder of this Convertible Debenture may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Convertible Debenture or in aid of the exercise of any power granted in this Convertible Debenture, or may proceed to enforce the payment of this Convertible Debenture or to enforce any other legal or equitable right of the holder of this Convertible Debenture.

                  In case of any default under any Convertible Debenture, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the out-of-pocket costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                  12. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Convertible Debenture is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  13. REMEDIES NOT WAIVED. No course of dealing between the Corporation and the holders of this Convertible Debenture or any delay on the part of the holder hereof in


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exercising any rights hereunder shall operate as a waiver of any right of any holder of this Convertible Debenture.

                  14. SUBORDINATION. The Corporation covenants and agrees, and the holder of this Convertible Debenture, by his, her or its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by this Convertible Debenture and the payment of the principal of and interest on this Convertible Debenture are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Obligations (as defined). As used herein, "Senior Obligations" means the principal of (and premium, if any) and interest on (a) all indebtedness of the Corporation (including indebtedness of others guaranteed by the Corporation) other than the Convertible Debentures, whether outstanding on the date of this Convertible Debenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind, (b) any other obligations included within the definition of "Debt" under the Indenture relating to the Corporation's 8-3/4% Senior Subordinated Notes due November 1, 2005, whether outstanding on the date of this Convertible Debenture or thereafter created, incurred or assumed, and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which the same is outstanding it is expressly provided that such indebtedness is not superior in right of payment to the Convertible Debentures.

                  (i) No payment or prepayment of any principal of or interest on account of and no repurchase, redemption or other retirement (whether at the option of the holder or otherwise) of, or any other payment of any nature with respect to this Convertible Debenture shall be made, if at the time of such payment, prepayment, repurchase, redemption or retirement or immediately after giving effect thereto (1) there shall exist a default in any payment with respect to any Senior Obligations, or (2) there shall have occurred an event of default (other than (A) a default in payment of the Senior Obligations or (B) an event of default with respect to the Senior Obligations resulting from a default arising under Section 10(a) or Section 10(b) hereof while the payment blockage contemplated by this clause (i) is in effect and solely as a result of such operation of this clause (i)) with respect to any Senior Obligations permitting the holder or holders thereof to require payment thereof (with notice, lapse of time, or both) and such event of default shall not have been cured or waived.

                  (ii) In the event of any dissolution, winding-up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Corporation or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Corporation or otherwise, then the holders of Senior Obligations shall be entitled to receive payment in full in cash of all Senior Obligations (including interest thereon accruing after the


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         commencement of any such proceedings) before the holder of this
         Convertible Debenture is entitled to receive any payment on account of principal of, or interest upon, or any other payment of any nature with respect to, this Convertible Debenture, and to that end the holders of Senior Obligations shall be entitled to receive distributions of any kind or character, whether in cash or property or securities, that may be payable or deliverable in any such proceedings in respect of this Convertible Debenture, for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all Senior Obligations in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Obligations.

                  (iii) In the event that this Convertible Debenture is declared due and payable before its expressed maturity because of the occurrence of an event of default (under circumstances when the provision of the foregoing paragraphs (i) or (ii) are not applicable), the holders of the Senior Obligations outstanding at the time that this Convertible Debenture becomes due and payable because of such occurrence of such an event of default shall be entitled to receive payment in full in cash of all Senior Obligations before the holder of this Convertible Debenture is entitled to receive any payment on account of the principal of or premium, if any, or interest on, or any other payment of any nature with respect to, this Convertible Debenture.

                  (iv) In the event that any of the events described in paragraphs (i), (ii) and (iii) shall occur and, notwithstanding the provisions of said paragraphs, any such payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, shall be received by the holder of this Convertible Debenture before all Senior Obligations are paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of such Senior Obligations or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Obligations may have been issued, as their respective interests may appear, for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all Senior Obligations remaining unpaid in full in accordance with their terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Obligations.

                  (v) No holder of Senior Obligations shall be prejudiced in its right to enforce subordination of this Convertible Debenture by any act or failure to act on the part of the Corporation. The provisions of this Section 14 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Obligations.

                  (vi) Any representative from time to time selected by the holders of the Senior Obligations (each such representative, a "Senior Debt Representative") is hereby irrevocably authorized and empowered (in its own name or in the name of the holders of this Convertible Debenture or otherwise), but shall have no obligation, to demand, sue


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         for, collect and receive every payment or distribution referred to above in this Section 14 and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the indebtedness evidenced by this Convertible Debenture in any proceeding referred to in paragraph (ii) above or otherwise or enforcing any security interest or other lien securing payment of the indebtedness evidenced by this Convertible Debenture as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the holders or owners of the Senior Obligations or any Senior Debt Representative hereunder.

                  (vii) Each holder hereof shall duly and promptly take such action as any Senior Debt Representative may request (1) to collect the indebtedness evidenced by this Convertible Debenture for the account of the holders and owners of the Senior Obligations and the Senior Debt Representatives and to file appropriate claims or proofs of claim in respect of the indebtedness evidenced by this Convertible Debenture,
         (2) to execute and deliver to any Senior Debt Representative such powers of attorney, assignments or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the indebtedness evidenced by this Convertible Debenture, and (3) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the indebtedness evidenced by this Convertible Debenture.

                  (viii) Each Senior Debt Representative is hereby authorized to demand specific performance of the provisions of this Section 14, whether or not the Corporation shall have complied with any of the provisions hereof applicable to it, at any time when the holder hereof shall have failed to comply with any of the provisions of this Section 14 applicable to such holder. Each holder of this Convertible Debenture hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Each holder of this Convertible Debenture hereby acknowledges that the provisions of this Section 14 are intended to be enforceable at all times, whether before or after the commencement of a proceeding referred to in paragraph (ii) above.

                  (ix) Notwithstanding any other provision of this Convertible Debenture, until such time as the Senior Obligations shall have been paid in full in cash, no holder hereof may (1) ask, demand or sue for any payment, distribution or any other remedy in respect of the indebtedness evidenced hereby, (2) commence, or join with any other creditor (other than the holders of the Senior Obligations or any representative thereof) in commencing, any proceeding referred to in paragraph (ii) above or (3) declare any amount of the indebted ness evidenced hereby to be due and payable, in each case during the period (the "Remedy Standstill Period") lasting until the later of (i) May 22, 2006 and (ii) one year after receipt of notice from any holder of any Senior Obligations or any Senior Debt Representative that the making of any payment with respect to this Convertible Debenture would be prohibited at such time by the provisions of paragraph

         (i) of this Section 14; provided, however, that the Remedy Standstill Period shall terminate automatically (a) upon the commencement of any proceeding referred to in paragraph (ii) above, (b) upon the acceleration of the maturity of the Senior Obligations or the institution of any foreclosure or other proceedings to enforce the payment of such obligations or (c) at such time as the making of any payment with respect to this Convertible Debenture would not be prohibited by the provisions of paragraph (i) of this Section 14 (unless, in the case of (a) and (b) above, any such proceeding or acceleration shall be rescinded, in which event such Remedy Standstill Period shall automatically be reinstated as of the date of such rescission). Nothing contained herein shall affect the right of any holder of Senior Obligations or any Senior Debt Representative to give notice of any subsequent default under such obligations, including notice of the recurrence of a default previously cured or waived.

                  (x) Each holder hereof and the Corporation will, at the Corporation's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any representative of the holders of the Senior Obligations may request, in order to protect any right or interest granted or purported to be granted by the provisions of this Section 14 or to enable the holders of such Senior Obligations or such representative to exercise and enforce its rights and remedies hereunder.

                  (xi) All rights and interests under this Section 14 of the holders of the Senior Obligations or such representative, and all agreements and obligations of each of the holders hereof and the Corporation under this Section 14, shall remain in full force and effect irrespective of:

                           (1) any lack of validity or enforceability of any
                  agreement or instrument evidencing or relating to any Senior Obligations;

                           (2) any change in the time, manner or place of
                  payment of, or in any other term of, or in the amount of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any agreement or instrument evidencing or relating to any Senior Obligations;

                           (3) any exchange, release or non-perfection of any
                  collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or

                           (4) any other circumstance that might otherwise
                  constitute a defense available to, or a discharge of, the Corporation or a subordinated creditor.

                  (xii) The provisions of this Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior

         Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any Senior Debt Representative upon the insolvency, bankruptcy or reorganization of the Corporation or otherwise, all as though such payment had not been made.

                  (xiii) Each holder hereof and the Corporation hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Section 14 and any requirement that any holder of Senior Obligations or any representative of such holder protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Corporation or any other person or entity or any collateral.

                  (xiv) No failure on the part of any holder of Senior Obligations or any representative of such holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (xv) The provisions of this Section 14 constitute a continuing agreement and shall (1) remain in full force and effect until the Senior Obligations shall have been paid in full, (2) be binding upon the holders hereof and the Corporation and each of their respective successors and assigns, and (3) inure to the benefit of and be enforceable by each of the holders of Senior Obligations and their representatives, successors, transferees and assigns. Without limiting the generality of the foregoing clause (3), any holder of Senior Obligations may assign or otherwise transfer any note or other evidence of indebtedness held by it, or grant any participation in any of its rights or obligations under any agreement or instrument evidencing or relating to such Senior Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such holder herein or otherwise.

                  The provisions of this Section 14 are solely for the purpose of defining the relative rights of the holders of Senior Obligations, on the one hand, and each holder hereof, on the other hand, and nothing herein shall impair, as between the Corporation and each of the holders hereof, the obligation of this Corporation, which is unconditional and absolute, to pay the principal of and interest hereon in accordance with their terms, nor shall anything herein prevent each of the holders hereof from exercising all remedies otherwise permitted by applicable law or this Convertible Debenture upon default hereunder, subject to the rights as set forth above of holders of Senior Obligations to receive cash, property or securities otherwise payable or deliverable to each of the holders hereof.

                  Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced hereby shall not be subordinated to claims of any trade creditors of the Corporation.

                  15.  CONVERSION.

                  (a) Optional Conversion. Subject to the terms and conditions of this Section 15, the holder of this Convertible Debenture shall have the right, at its option at any time, to convert all or any portion of the unpaid principal amount of this Convertible Debenture into such number of fully paid and nonassessable whole shares of Common Stock, $.01 par value, of the Corporation ("Common Stock") as is obtained by dividing the principal amount of this Convertible Debenture so to be converted by the conversion price of $11.25 per share or, if different, by the conversion price as last adjusted and in effect at the date of such conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such right of conversion shall be exercised by the holder hereof by giving written notice that the holder elects to convert a stated unpaid principal amount of this Convertible Debenture into Common Stock and by surrender of this Convertible Debenture to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of this Convertible Debenture) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  (b) Automatic Conversion. In the event that the average closing price of the Common Stock over any 90-day period beginning on or after August 31, 2002 exceeds 150% of the then applicable Conversion Price, then all of the Convertible Debentures at the time issued and outstanding shall be converted into shares of Common Stock in accordance with the terms of paragraph
(a) above, automatically and without action on the part of the holders of the Convertible Debentures, with the same effect as if such Convertible Debentures had been surrendered for conversion on such date by the holders thereof.

                  (c) Issuance of Certificates; Time Conversion Effected. Promptly after (i) the receipt of the written notice referred to in paragraph
(a) above or (ii) the occurrence of the events described in paragraph (b) above, as the case may be, and surrender of this Convertible Debenture, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such unpaid principal amount of this Convertible Debenture. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and this Convertible Debenture shall have been surrendered as aforesaid or the last day of the 90-day period described in paragraph (b), as the case may be, and at such time the rights of the holder of this Convertible Debenture, to the extent of the principal amount thereof to be converted, shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (d) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the principal amount of this Convertible Debenture or any portion thereof, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all interest accrued and unpaid on the principal amount of this Convertible Debenture to be converted to the date upon which such conversion is deemed to take place as provided in paragraph
(c) above. In case of the conversion of only a portion of the unpaid principal amount of this Convertible Debenture, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Convertible Debenture, a new Convertible Debenture registered in the name of such person or persons as may be designated by such holder for the principal amount of this Convertible Debenture then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Convertible Debenture then remaining unpaid, or may present this Convertible Debenture to the Corporation for notation hereon of the payment of the portion of the principal amount of this Convertible Debenture so converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph (d), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering this Convertible Debenture for conversion an amount in cash equal to such fractional interest multiplied by the Conversion Price then in effect.

                  (e) Adjustment of Conversion Price upon Issuance of Common Shares. If and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs (i) through (vii) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Convertible Debentures) multiplied by the then existing Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Convertible Debentures).

                  No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  For purposes of this subparagraph (e), the following subparagraphs (i) to (vii) shall also be applicable:

                  (i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options, or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. If at the end of the period during which such Options or Convertible Securities are exercisable not all Options or Convertible Securities shall have been exercised or converted, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued in respect of such Options and Convertible Securities.

                  (ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (1) except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph (e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. If at the end of the period during which such Convertible Securities are convertible not all Convertible Securities shall have been converted, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued in respect of such Convertible Securities.

                  (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of

         Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  (iv) Stock Dividends. Without duplication of the adjustment contemplated by clause (f) below, in case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together compromising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (vi) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (x) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (e).

                  (f) Subdivision or Combination of Stock. Without duplication of the adjustment contemplated by clause (iv) of paragraph (e), in case the Corporation shall at any time declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the

Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (g) Certain Issues of Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Convertible Debentures; (ii) the issuance of Options or shares of Common Stock to employees, directors or consultants of the Corporation or its subsidiaries, either directly or pursuant to Options, pursuant to plans or arrangements approved by the Board of Directors (or Compensation Committee thereof) of the Corporation; (iii) the issuance of shares of Common Stock in respect of any Convertible Securities or Options issued by the Corporation prior to the date of this Convertible Debenture; or (iv) the issuance of shares of Common Stock in connection with any acquisition, merger, consolidation, or other business combination transaction.

                  (h) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a Convertible Debenture shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger, or any sale of all or substantially all of its assets or properties, unless prior to the consummation thereof the successor corporation or other entity (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each holder of Convertible Debentures at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  (i) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of Convertible Debenture at the address of such holder as set forth in the register maintained by the Corporation for the registration of transfer and exchange of Convertible Debentures, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (j) Other Notices. In case at any time:

                  (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation or other entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of Convertible Debentures at the address of such holder as set forth in the register maintained by the Corporation for the registration of transfer and exchange of Convertible Debentures, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  (k) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Convertible Debentures as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the unpaid principal amount of all outstanding Convertible Debentures. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action within its control as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Debentures would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                  (l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Convertible Debentures shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Debenture the principal amount of which is being converted.

                  (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Debenture or of any shares of Common Stock issued or issuable upon the conversion of any Convertible Debenture in any manner which interferes with the timely conversion of such Convertible Debenture.

                  (n) Definition of Common Stock. As used in this Section 15, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on August 31, 1999, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  16. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Convertible Debenture contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

                  17. GOVERNING LAW. This Convertible Debenture shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  18. HEADINGS. The headings of the Sections and subsections of this Convertible Debenture are inserted for convenience only and do not constitute a part of this Convertible Debenture.

                  19. NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Corporation, to

                           Quorum Health Group, Inc.
                           103 Continental Place
                           Brentwood, Tennessee 37027
                           Fax:  (615) 371-4788
                           Attention:  Ashby Q. Burks, Esq.

                  with a copy to

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Fax:  (212) 859-4000
                           Attention:  Jeffrey Bagner, Esq.

                  if to the holder of this Convertible Debenture, to

                           Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, New York  10022
                           Fax:  (212) 893-9565
                           Attention:  Russell L. Carson

                  with a copy to

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Fax:  (212) 841-5725
                           Attention:  Robert A. Schwed, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

                  IN WITNESS WHEREOF, QUORUM HEALTH GROUP, INC. has caused this Convertible Debenture to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.


                                          QUORUM HEALTH GROUP, INC.



                                          By____________________________
                                          Name:
                                          Title: